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                                                                   Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Value City Department Stores, Inc. on Form S-8 of our report dated October 13, 1997, appearing in the Annual Report on Form 10-K of Value City Department Stores, Inc. for the year ended August 2, 1997.

/s/ Deloitte & Touche

Deloitte & Touche LLP
Columbus, Ohio
October 28, 1998